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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549

                                     FORM 8-K

                                  CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) February 19, 1998
                                                 -----------------

                             OHIO CASUALTY CORPORATION
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               (Exact name of registrant as specified in its charter)


           Ohio                        0-5544                  31-0783294
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(State or other jurisdiction         Commission           (IRS Employer
       of incorporation)             File Number           Identification No.)


 136 North Third Street, Hamilton, Ohio                          45025
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(Address or principal executive offices)                       (ZIP Code)


Registrant's telephone number, including area code (513) 867-3000


                               Not Applicable
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        (Former name or former address, if changed since last report)







                              Exhibit Index - Page 5

                                Page 1 of 111 Pages

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Item 5.   Other Events.
          -------------

          On December 15, 1989, the Board of Directors of Ohio Casualty Corporation (the "Company") declared a dividend distribution of one Right for each outstanding common share, par value twelve and one-half cents ($0.125) per share (the "Common Stock"), of the Company to shareholders of record at the close of business on December 29, 1989. On February 17, 1994, the Board of Directors of the Company authorized an adjustment of the Rights associated with each share of Common Stock in connection with a 2-for-1 share split with the result that each share of Common Stock outstanding following such share split is accompanied by one-half of one Right. The exercise price of one whole Right was reduced in connection with such share split from $150 per share to $75 per share. The Rights were issued upon the terms and subject to the conditions set forth in a Rights Agreement, dated as of December 15, 1989, as amended on February 28, 1990, October 17, 1990, April 1, 1994, and June 8, 1995, between the Company and First Chicago Trust Company of New York (as successor rights agent to Mellon Bank, N.A.) (the "Prior Rights Agreement").

           On February 19, 1998, the Board of Directors of the Company adopted amendments to the Prior Rights Agreement (the "Amendments"), which are incorporated in an Amended and Restated Rights Agreement (the "Rights Agreement"), dated as of February 19, 1998, between the Company and First Chicago Trust Company of New York, as Rights Agent, which supersedes the Prior Rights Agreement. A copy of the Rights Agreement is attached as an exhibit hereto and is incorporated herein by reference.

          The principal changes effected by the Amendments are as follows:

          (a) The expiration date of the Rights was extended from the close of business on December 29, 1999, to the close of business on December 15, 2009.

          (b) The purchase price for each share of Common Stock pursuant to the exercise of a whole Right was increased from $75.00 per share to $250.00 per share.



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          (c)   Shares of Common Stock held by First National Bancorp.,
Hamilton, Ohio, or any of its affiliates (together, "First National") in a fiduciary or custodial capacity will not be deemed beneficially owned by First National or its officers, directors or employees for purposes of the Rights and the Rights Agreement, unless any such excluded person has an actual owner-ship interest in such shares (e.g., as the beneficiary of a trust), in which case such person will be deemed a beneficial owner of such shares in respect of which such person has an ownership interest.

          As of the date hereof, there is associated with each outstanding share of Common Stock one-half of one Right. Except as set forth in the Rights Agreement, each whole Right, when exercisable, entitles the registered holder to purchase from the Company one share of Common Stock at a price of $250.00 per share, subject to adjustment.

Item 7.   Financial Statements, Pro Forma Financial Information
          -----------------------------------------------------
          and Exhibits.
          -------------

          Exhibits

             4      Form of Amended and Restated Rights
                    Agreement, dated as of February 19, 1998, between Ohio Casualty Corporation and First Chicago Trust Company of New York, as Rights Agent, which includes, as Exhibit A thereto, the Form of Rights Certificate and, as Exhibit B thereto, the Summary of Rights to Purchase Common Stock. Pursuant to the Amended and Restated Rights Agreement, Rights Certificates will not be mailed until after the tenth business day following the Stock Acquisition Date (as defined in the Amended and Restated Rights Agreement) or the tenth business day (or such later date as the Board of Directors of the Company may determine) after a person commences or announces its intention to commence an offer if, upon consummation thereof, such person would become an Acquiring Person (as defined in the Amended and Restated Rights Agreement).

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                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
                                           OHIO CASUALTY CORPORATION


                                           By:  /s/ Lauren N. Patch
                                                -------------------------------
                                                Lauren N. Patch, President and
                                                Chief Executive Officer

                                           Dated:  February 19, 1998





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                                 EXHIBIT INDEX

                          Current Report on Form 8-K
                            Dated February 19, 1998

                           Ohio Casualty Corporation


Exhibit
  No.            Description                                            Page
-------          -----------                                            ----
   4             Form of Amended and Restated Rights                      6
                 Agreement, dated as of February 19, 1998, between Ohio Casualty Corporation and First
                 Chicago Trust Company of New York, as Rights
                 Agent, which includes, as Exhibit A thereto, the Form of Rights Certificate and, as Exhibit B thereto, the Summary of Rights to Purchase Common Stock. Pursuant to the
                 Amended and Restated Rights Agreement,
                 Rights Certificates will not be mailed until after the tenth business day after the Stock
                 Acquisition Date (as defined in the Amended and Restated Rights Agreement) or the tenth business day (or such later date as the Board of Directors of the Company may determine) after a person commences or announces its intention to commence an offer if, upon consummation thereof, such person would become an Acquiring Person (as defined in the Amended and Restated Rights
                 Agreement).



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